                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT is entered into as of the 10th day of July,
2003, between BlackRock Limited Duration Income Trust, a statutory trust organized and existing under the laws of Delaware (the "Trust"), and BlackRock
Funding, Inc. (the "Purchaser").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. PURCHASE AND SALE OF THE SHARES

     1.1 SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Trustees agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Trustees 6,021 common shares of beneficial interest, par value $0.001, representing undivided beneficial interests in the Trust (the
"Shares") at a price per Share of $19.10 for an aggregate purchase price of
$115,001.

     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The
Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

     2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the
Trustees with the Purchaser in reliance upon the Purchaser's representation to the Trustees, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Shares are being acquired for investment for the
Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Shares, and that the
Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times by within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

     2.2 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is an
"accredited investor" as defined in Rule 501(a) of Regulation D under the
Securities Act of 1933 (the "1933 Act").

     2.3 RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from the Trustees in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the 1933 Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the 1933 Act and is generally familiar with the existing resale limitations imposed by Rule 144.

     2.4 FURTHER LIMITATIONS ON DISPOSITION. The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the Shares unless and until:

     (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

     (b) The Purchaser shall have furnished the Trustees with an opinion of counsel, reasonably satisfactory to the Trustees, that such disposition will not require registration of such Shares under the 1933 Act.

     (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to any affiliate of the Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Purchaser hereunder.

     2.5 LEGENDS. It is understood that the certificate evidencing the Shares may bear either or both of the following legends:

     (a) "These securities have not been registered under the Securities Act of
1933. They may not be sold, offered for sale, pledged or hypothecated in the

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absence of a registration statement in effect with respect to the Shares under such Act or an opinion of counsel reasonably satisfactory to the Trustees of
BlackRock Limited Duration Income Trust that such registration is not required."

     (b) Any legend required by the laws of any other applicable jurisdiction.

     The Purchaser and the Trustees agree that the legend contained in the paragraph (a) above shall be removed at a holder's request when they are no longer necessary to ensure compliance with federal securities laws.

     2.6 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       BLACKROCK LIMITED DURATION INCOME TRUST

                                       By:
                                          --------------------------------------
                                          Name:  Anne F. Ackerley
                                          Title: Vice President

                                       BLACKROCK FUNDING, INC.

                                       By:
                                          --------------------------------------
                                          Name:  Anne F. Ackerley
                                          Title: Managing Director

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